UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39593	81-2575858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(Address of principal executive offices, including zip code)

(512) 900-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 8, 2026, Shattuck Labs, Inc. (the “Company” or “Shattuck”) issued a press release announcing data from its Phase 1 clinical trial of SL-325, its lead DR3 blocking antibody. The Company hosted an investor call and webcast, during which it described additional expected data readouts and milestones for 2026, including (i) initiation of RECEPTIVE-CD1 Phase 2b trial of SL-325 in Crohn’s disease, expected in the third quarter of 2026 and (ii) IND filing for SL-846 (DR3xIL-23R bispecific), which is expected in the first half of 2027.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

Data Release

On June 8, 2026, the Company released its presentation on data from its Phase 1 clinical trial of SL-325.

Key Phase 1 Findings

The Phase 1 trial is a first-in-human, randomized, placebo-controlled trial evaluating the safety, tolerability, pharmacokinetics (“PK”), receptor occupancy (“RO”), pharmacodynamics (“PD”), and immunogenicity of SL-325 in healthy volunteers. The study enrolled 72 participants, across six single-ascending dose cohorts, with doses ranging from 0.1 mg/kg to 30.0 mg/kg, and three multiple-ascending dose cohorts, with doses ranging from 1 mg/kg to 10 mg/kg.

•	Immunogenicity: Antidrug antibodies (“ADA”) to SL-325 were detected in 3.7% [2/54] of participants who received SL-325.

•	In these two participants, ADA were low titer (≤16), and no impact to PK or receptor occupancy was observed.

•

The ADA assay used to detect ADA to SL-325 has a sensitivity of 5.0 ng/ml and drug tolerance of up to SL-325 concentrations of 160.0 µg/ml in the serum. For each participant in this Phase 1 trial, samples were analyzed over a time course, ensuring that samples from each participant fell within the dynamic range of the assay across the full dose range, and thus limiting the possibility of false negative results.

•

Published and emerging data suggest that ADA to anti-TL1A antibodies impact efficacy. SL-325’s potentially best-in-mechanism immunogenicity profile is expected to lead to improved efficacy at both the induction and maintenance timepoints compared to anti-TL1A antibodies.

•	Pharmacokinetics and Receptor Occupancy:

•	Complete DR3 occupancy, as measured by blockade of TL1A binding, was observed at doses of 0.1 mg/kg and higher in all participants.

•

Complete inhibition of TL1A binding was durable for more than 10 weeks, and extended PK modeling suggests that complete inhibition of TL1A binding may be sustained for greater than 3 months at doses of greater than1 mg/kg of SL-325.

•	The PK profile of SL-325 demonstrated proportional increases in Cmax and AUClast across all dose levels.

•	Repeated dosing demonstrated an accumulation ratio of 1.64-1.75.

•	A subcutaneous formulation of SL-325 has been developed. These Phase 1 results indicate the potential for quarterly dosing at a volume compatible with an autoinjector pen.

•	Pharmacodynamics: Clinical data now corroborate our previous preclinical findings that SL-325 is a pure DR3 blocking antibody.

•	No evidence of DR3 agonism was observed.

•	No evidence of SL-325 mediated lymphocyte proliferation or changes in serum cytokines was observed in any participant at any dose level.

•	No increases in serum levels of TL1A from baseline were observed.

•	Safety: SL-325 was well tolerated at all dose levels and upon repeat dosing, with a favorable safety profile consistent with the TL1A inhibitor class.

•	There were no serious treatment-emergent adverse events (“TEAEs”) or serious adverse events.

•	All treatment-related adverse events (“TRAEs”) were Grade 1. TRAEs were observed in 12 participants.

RECEPTIVE-CD1 Phase 2b Trial of SL-325 in Crohn’s Disease

The RECEPTIVE-CD1 clinical trial is designed as a randomized, double-blind, placebo-controlled Phase 2b clinical trial to evaluate the safety and efficacy of two dose levels of SL-325 as monotherapy versus placebo in moderate-to-severe Crohn’s disease. SL-325 will be administered intravenously, and the trial will include a 12-week induction period, followed by a 40-week maintenance period, for a total of 52 weeks of treatment for each patient enrolled.

•

RECEPTIVE-CD1 is expected to enroll approximately 174 patients, randomized 1:1:1, with patients receiving either low dose SL-325, high dose SL-325, or placebo. RECEPTIVE-CD1 will enroll patients at clinical sites in the United States, Canada, and Europe.

•	RECEPTIVE-CD1 is expected to enroll patients with moderate-to-severe Crohn’s disease, as defined with a Crohn’s Disease Activity Index (“CDAI”) score of between 220 and 450.

•	The primary endpoint is expected to be endoscopic response at Week 12, and the key secondary endpoint will be clinical remission at Week 12.

•	Patients randomized to the placebo arm will be eligible to receive SL-325 after the 12-week induction period.

•	The primary endpoint, endoscopic response at 12 weeks, is expected to be disclosed in the first half of 2028.

SL-846: A Dual DR3 and IL-23 Receptor Blocking Antibody

SL-846 is Shattuck’s lead bispecific product candidate and is designed to simultaneously bind to DR3 and to IL-23 receptor, blocking the interaction with TL1A and IL-23, respectively, while avoiding the risk of immune complex formation and resulting ADA challenges of the TL1A-based bispecifics.

•	SL-846 is an Fc-silenced, half-life extended, IgG1 bispecific antibody.

•	Preclinical data demonstrated that SL-846 was equipotent, or more potent, than sequence equivalents of risankizumab and icotrokinra controls in multiple in vitro and cell-based potency assays.

•	SL-846 is currently being evaluated in an ongoing IND-enabling GLP toxicology study in non-human primates. Safety and immunogenicity data are expected in the second half of 2026.

•	Shattuck expects to submit an IND for SL-846 in the first half of 2027.

The Company also released its data presentation, which supersedes prior content of the same nature in previously published presentations and which is attached hereto as Exhibit 99.3 and is incorporated by reference in this Item 8.01.

Warrant Exercises

On June 9, 2026, the Company announced that it had received notices to exercise an aggregate of approximately 50.6 million outstanding common stock warrants, representing approximately 96% of the warrants issued in the Company’s August 4, 2025 private placement. As of March 31, 2026, the Company had received aggregate gross proceeds of approximately $5.6 million from the exercise of 5,147,773 warrants and expects to receive additional aggregate gross proceeds of approximately $49.3 million from the exercise of an additional 45,438,709 warrants. A copy of the press release announcing the warrant exercises is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 8, 2026

99.2	Press Release, dated June 9, 2026

99.3	Data Presentation, dated June 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shattuck Labs, Inc.

Date: June 9, 2026	By:	/s/ Taylor Schreiber
Dr. Taylor Schreiber
Chief Executive Officer
(principal executive officer)